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                                                                  Exhibit 10.19

[Cenveo logo]



                                               November 8, 2006




Mr. Robert G. Burton
One Canterbury Green
Stamford, Connecticut 06901

Dear Bob:

         Reference is made to the employment agreement (the "Employment Agreement"), dated October 27, 2005, between you and Cenveo, Inc. (the "Company"). This letter agreement (the "Amendment") will serve to amend the Employment Agreement in the following respects, effective as of the date of this letter. (Capitalized terms not defined in this Amendment will have the same meaning as in the Employment Agreement.)

         1. The first sentence of Section 1 ("Terms of Employment") of the Employment Agreement is amended to extend the Term of the Employment Agreement by two years by replacing the date "December 31, 2008," with the date "December 31, 2010."

         2. The first sentence of Section 2(a) ("Base Salary") of the Employment Agreement is amended to increase the rate of your annual Base Salary by replacing the amount "$950,000" with the amount "$1,000,001."

         3. The second sentence of Section 2(b) ("Annual Incentive Bonus") of the Employment Agreement is amended to increase your annual bonus opportunity by replacing the percentage "200%" with the percentage "300%" immediately preceding the words "of your Base Salary."

         The Employment Agreement otherwise remains in full force and effect. This Amendment may be executed in two or more counterparts, each of which will constitute an original, and all of which together will constitute one and the same.

         If the foregoing terms and conditions are acceptable and agreed to by you, please sign the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.



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                                                                             2


                               CENVEO, INC.


                               By:    /s/  Patrice M. Daniels
                                      -----------------------
                               Name:  Patrice M. Daniels
                               Title: Director and Chairperson of Compensation
                                      Committee



Accepted and Agreed this
8th day of November, 2006.

/s/  Robert G. Burton, Sr.
--------------------------
Robert G. Burton, Sr.